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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                   May 2, 2002

                        (Date of earliest event reported)



                                EASYRIDERS, INC.

             (Exact name of registrant as specified in its charter)

              Delaware                           001-14509                   33-0811505
              --------                           ---------                   ----------
(State or other jurisdiction of        (Primary Standard Industrial       (I.R.S. Employer
  incorporation or organization)        Classification Code Number)      Identification No.)



                               28210 Dorothy Drive
                         Agoura Hills, California 91301
                                 (818) 889-8740
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     J. Robert Fabregas, Chief Executive Officer and Chief Financial Officer
                                Easyriders, Inc.
                               28210 Dorothy Drive
                         Agoura Hills, California 91301

                            (818) 889-8740, ext. 548
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     On May 2, 2002 an order was entered in the U.S. Bankruptcy Court providing for the sale of substantially all of the assets of Easyriders, Inc. and its wholly-owned subsidiary, Paisano Publications, Inc. (the "Debtors") to a new entity formed by Joseph Teresi ("Buyer") and the compromise of claims by and among Mr. Teresi, Nomura Holding America, Inc. ("Nomura") and the Debtors. Mr. Teresi's new entity is Paisano Publications, LLC, a Delaware limited liability company ("PPL"). Pursuant to such order, the asset sale in question closed on the same day, May 2, 2002. Mr. Teresi is a major shareholder of Easyriders, Inc., and is the former Chairman of the Board of Easyriders. He is also the former Chairman and Chief Executive Officer of Paisano Publications, Inc., having resigned from all board and officer positions with the Debtors on April 19, 2002, as previously reported. For a complete description of Mr. Teresi's relationship to the Debtors, please refer to the annual report on Form 10-K filed with the SEC by Easyriders, Inc. on April 12, 2002, incorporated herein by this reference.

     The order of the Bankruptcy Court followed a hearing held on May 1, 2002, at which time the court permitted PPL and Vintage Capital Group ("Vintage"), an investment and venture capital firm based in Los Angeles, California, to bid on the assets in a court-administered auction. Previously Mr. Teresi had entered into an agreement with the Debtors and Nomura to purchase the assets of Debtors for the sum of $5,250,000, and Vintage had made an offer to purchase the assets for $6 million. Such offers differed, however, with respect to various non-monetary terms and conditions. During the hearing, the parties agreed to modify their offers to make them identical with respect to all non-monetary terms and conditions, thus setting the stage for an actual auction. At the conclusion of such auction, PPL emerged as the successful bidder for the price of $12,300,000 in cash, of which on closing the sum of $11,320,000 was paid to Nomura and $980,000 was paid to the bankruptcy estates of the Debtors. Pursuant to the PPL asset purchase, the Debtors were allowed to keep 100% of the cash accumulated subsequent to the filing of their Chapter 11 petitions on July 17, 2001, in the sum of $1,500,000. In addition, Mr. Teresi paid an additional $75,000 to the bankruptcy estate of the Debtors in exchange for a release of any and all claims against Mr. Teresi.

     The debtors will now each pursue a liquidating plan of reorganization, the purpose of which will be to administer all claims and effect distributions of estate cash to creditors in the appropriate order of priority, and in the amounts adjudicated through the claims administration process. Upon confirmation of the Easyriders, Inc. plan, all shares and equity securities of the company are expected to be cancelled.

Item 7.  Exhibits.
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     7.1 Order Approving (1) Asset Purchase Agreement, (2) the Sale of the
Debtor's Assets Free and Clear of all Liens, Claims and Interests, (3) Compromising Controversies, and (4) Debtor's Assumption and Assignment of Executory Contracts and Unexpired Leases.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            EASYRIDERS, INC.


                                            By: /s/ J. Robert Fabregas
                                            ________________________________
                                            Name:   J. Robert Fabregas
                                            Title:  Chief Executive Officer
                                                    Chief Financial Officer

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